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                                                                    EXHIBIT 23.2



                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3/A) and related Prospectus of JLG Industries, Inc. for the registration of up to $125,000,000 in securities and to the incorporation by reference therein of our report dated October 3, 2003, with respect to the financial statements of TRAK International Inc., as of December 28, 2002, included in the Current Report on Form 8-K/A dated October 14, 2003, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Boston, Massachusetts
December 22, 2003